UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2010

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective October 1, 2010, World Monitor Trust III – Series J (“Registrant”) and each of the trading advisors listed below entered into an amendment to change the Management Fee and Incentive Fee charged by each trading advisor pursuant to the applicable advisory agreement as indicated below:

	Effective October 1, 2010
Trading Advisor	Management Fee(1) (%)	Incentive Fee(2) (%)
Eagle Trading Systems Inc.	1.50	25
Graham Capital Management, L.P.	2.00	20
Krom River Investment Management (Cayman) Limited; Krom River Trading AG	1.50	25
Ortus Capital Management Limited(3)	1.00	25
Paskewitz Asset Management, LLC	1.00	25

(1)	The Management Fee is paid monthly at a rate equal to 1 /12 of the indicated rate above of the net asset value of the Registrant in accordance with the applicable advisory agreement.
(2)	The Incentive Fee is paid quarterly on the percentage indicated of new net high trading profits of the Registrant in accordance with the applicable advisory agreement.
(3)	The change in fees for Ortus Capital Management Limited are not effective until January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on September 30, 2010.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments Corp. its Managing Owner

Date: September 30, 2010		By:	/s/ Lawrence S. Block
			Name:	Lawrence S. Block
			Title:	Executive Vice President and General Counsel